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                                                                    Exhibit 10.3

                      BROWN & SHARPE MANUFACTURING COMPANY

     Brown & Sharpe Employee Stock Ownership and Profit Participation Plan
                    Instrument of Termination and Amendment
                    ---------------------------------------

     WHEREAS a substantial portion of the assets of Brown & Sharpe Manufacturing Company (the "Company") is expected to be acquired by Hexagon AB ("Hexagon") pursuant to an Acquisition Agreement dated November 16, 2000;

     WHEREAS the Company's shareholders are scheduled to meet on April 27, 2001 to vote on such proposed acquisition;

     WHEREAS the Company maintains the Brown & Sharpe Employee Stock Ownership and Profit Participation Plan and Trust Agreement (1998 Restatement) (the "ESOP") and such ESOP will not be assumed by Hexagon;

     WHEREAS no contribution will be made to the ESOP with respect to either the plan year beginning January 1, 2000 or the plan year beginning January 1, 2001;

     WHEREAS, the Company desires to freeze and terminate the ESOP as of April 27, 2001 and to distribute the ESOP assets to the current ESOP participants, former participants, and their beneficiaries for whom accounts are maintained under the ESOP (the "ESOP Participants");

     WHEREAS it is Company's intent that there be obtained, in connection with termination of the ESOP, a determination by the Internal Revenue Service that the ESOP is tax-qualified under Internal Revenue Code Section 401;

     NOW, THEREFORE, pursuant to Sections 11.1 and 11.3 of the ESOP, the Company hereby terminates the ESOP, effective as of April 27, 2001 (the "Termination Date") and amends the ESOP as provided herein.

     As of the Termination Date no further contributions shall be made to the ESOP, no individual not already a participant of the ESOP shall become a participant, and each ESOP Participant who is not already fully vested, if any, shall have a fully vested and nonforfeitable interest in that portion of the ESOP's assets which is allocated to such Participant's ESOP Account (and any sub-accounts relating thereto) by the Trustees in accordance with Section 7.7 of the ESOP.

     Notwithstanding the investment provisions of the ESOP, as described in Sections 1.1, 7.4, and 10.2 of the ESOP, only amounts invested in shares of Company stock (including Class A and Class B shares) on the Termination Date may be invested in Company stock from and after the Termination Date. Any amounts not invested in Company stock, including any

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cash payments, dividends or other distributions paid with respect to shares of
Company stock, shall be invested instead in the Putnam Stable Value Fund or such other fund or funds as may be designated by the Company, until such amounts are distributed from the ESOP.

     Until such time as the assets and liabilities of the ESOP are distributed and extinguished, respectively, the Company shall act as sponsor and administrator of the ESOP and shall retain the right to amend the ESOP as it deems necessary or appropriate in order to obtain a favorable Internal Revenue Service determination or for other purposes.

     As soon as administratively feasible after the Internal Revenue Service issues a favorable determination letter acceptable to the Company with respect to the ESOP, or at such earlier time after the ESOP terminates as the Company may provide in its discretion, the Trustees of the ESOP upon and in accordance with instructions from the Company shall distribute the value of the ESOP Accounts to the ESOP Participants. Notwithstanding Section 9.2 of the ESOP, distributions from the ESOP shall be made in shares of Company stock and such cash, if any, allocated to distributed accounts immediately prior to such distributions, provided, however, that an ESOP Participant may elect to receive the portion of his or her ESOP account to which cash is allocated immediately prior to such distribution in shares of Company stock (fair market value to be determined on the Valuation Date coinciding with or next preceding the date of distribution), with cash in lieu of fractional shares. All distributions shall be accomplished consistent with the provisions of Section 401(a)(3l) of the Internal Revenue Code.

     Paragraph (d) of Section 9.4 of the ESOP is hereby replaced with the following new Paragraph (d), effective as of January 1, 2002 and continuing in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service: " Notwithstanding any other provision of the Plan to the contrary, all benefit distributions under the Plan shall be made in a manner consistent with Section 401(a)(9) of the Code and regulations thereunder, including the regulations proposed by the Internal Revenue Service in January 2001."

     IN WITNESS WHEREOF, Brown & Sharpe Manufacturing Company has caused this Instrument of Termination and Amendment to be duly executed in its name and on its behalf by its officer hereto duly authorized this 10th day of April, 2001.

                                          BROWN & SHARPE
                                          MANUFACTURING COMPANY


                                          By: /s/ Andrew C. Genor
                                              -------------------

                                          Title: Vice President and CFO
                                                 ----------------------

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